Biomerica Announces Positive Topline Results from the Endpoint Clinical Trial of its InFoods® IBS Treatment for Patients with Irritable Bowel Syndrome

  InFoods® IBS Diagnostic-Guided Therapy is the first therapy of its kind using science, diet and technology to identify patient specific foods, which when eliminated, help reduce the symptoms of IBS without the use of drugs
  Multiple endpoints demonstrated statistically significant improvements, indicating that the elimination of specific foods may meaningfully reduce the symptoms of IBS in all subtypes (clinical study included patients with IBS-Constipation, IBS-Diarrhea & IBS-Mixed)
  Greatest clinical improvements, including but not limited to pain and bloating, were seen in patients diagnosed with IBS-Mixed and IBS-Constipation
  The InFoods® IBS trial was run at leading medical institutions including Mayo Clinic, Beth Israel Deaconess Medical Center Inc., a Harvard Medical School Teaching Hospital, Houston Methodist Hospital and the University of Michigan
  InFoods® IBS is expected to address all IBS types that make up an approximate $30 billion market; up to 40 million Americans suffer from IBS

•     Biomerica plans to meet with the FDA to review these results and finalize a pivotal trial for FDA clearance

Irvine, California – February 08, 2022 -- Biomerica, Inc. (Nasdaq: BMRA) (the “Company”) today announced positive topline results from the endpoint clinical trial of its InFoods® IBS diagnostic-guided therapy (DGT), with the trial showing statistically significant improvements in multiple endpoints in the Intent-to-Treat population. The InFoods® DGT is the first of its kind therapy for Irritable Bowel Syndrome (IBS) that uses a simple blood test designed to identify patient-specific foods that when removed from the diet may alleviate IBS symptoms such as pain, bloating, diarrhea and constipation. The InFoods® IBS DGT works by identifying above normal immunoreactivity to specific foods in patients.  A food identified as positive is simply removed from the diet for the patient to feel better.

The clinical trial was conducted by Mayo Clinic, Beth Israel Deaconess Medical Center Inc., a Harvard Medical School Teaching Hospital, Houston Methodist Hospital and the University of Michigan among others.   It was a double-blinded, randomized, placebo controlled clinical trial using the InFoods® IBS therapy and was designed to select the optimal primary endpoint to be used in a pivotal trial to obtain FDA clearance.  Based on this data showing statistically significant improvements in multiple endpoints, the Company will meet with the FDA to develop a final pivotal clinical trial which if positive would enable FDA clearance of its InFoods® IBS DGT.

While multiple endpoints demonstrated statistically significant improvements in all patient subtypes in the study which included patients with IBS-Constipation, IBS-Diarrhea & IBS-Mixed, the top line data showed patients diagnosed with IBS-Mixed and IBS-Constipation benefitted the most from the InFoods® IBS Therapy. Biomerica finds this data very promising because there is currently no FDA cleared therapy for IBS-Mixed which accounts for roughly 33% of the approximate 40 million IBS sufferers in the United States.

Highlights of Topline Results from the InFoods® IBS Endpoint Trial

•         P-value of 0.007 for improvement in the Subject Global Assessment of Relief (SGA) endpoint for all patient subtypes as a group (baseline vs 8 weeks)

•         P-value of 0.040 for improvement in the Global Improvement Scale (GIS) endpoint for all patient subtypes as a group (baseline vs 8 weeks)

•         P-value of 0.012 for improvement in the Pain endpoint for IBS-Mixed & IBS-Constipation patients as a group (baseline vs 8 weeks)

•         P-value of 0.022 for improvement in the Bloating endpoint for IBS-Mixed & IBS-Constipation patients as a group (baseline vs 8 weeks)

Biomerica’s Chairman and Chief Executive Officer Zack Irani stated, “We are extremely excited about these results. IBS is a pervasive condition impacting the lives of well over 100 million patients worldwide. We are thrilled that this endpoint trial of InFoods® IBS demonstrates a significant improvement in symptoms for IBS patients.  Further, our platform can play a key role identifying the unique foods that may trigger or worsen symptoms in IBS patients, paving the way for a more effective therapy to alleviate patient suffering. We are now excited to embark on the final trial before submitting for FDA clearance. We’re sincerely thankful for the key investigators at some of the most prestigious medical centers in the US, who helped us conduct the study and reach this milestone in the progression of the InFoods® IBS program.”

Dr. Doug Drossman, President Emeritus of the Rome Foundation, Professor Emeritus in Medicine and Psychiatry at University of North Carolina, and Chairman of Biomerica’s Scientific Advisory Board stated, “We are encouraged and excited by these positive clinical trial results and look forward to assisting in the final pivotal trial phase.  We believe the innovative InFoods® IBS platform could provide physicians with a new way to treat patients and the data also suggests that this could be a key therapy for IBS-Mixed patients.”

Dr. Brian Lacy, professor of medicine at Mayo Clinic and former co-Editor in Chief of the American Journal of Gastroenterology stated, “We are excited about this trial and the results. This therapy would be a significant and important tool for physicians treating IBS patients especially those with mixed symptoms.  In addition, this therapy can be used without or in conjunction with current pharmaceuticals, to potentially improve patient outcomes and revolutionize the way IBS is treated.”

Next Steps

With the positive outcome from this endpoint trial, Biomerica plans to meet and work with the FDA to design a final pivotal trial focused on the endpoint(s) that show the greatest improvement. The pivotal trial protocol is expected to be substantially similar to the completed endpoint trial, with a larger number of patients participating. At the same time Biomerica is in discussions about opportunities to commercialize the InFoods® IBS DGT prior to FDA clearance as a Laboratory Developed Test service offered through a CLIA laboratory, and as a CE Marked product in Europe or other countries.

The InFoods® IBS study design has already received a non-significant risk determination from FDA, which should expedite the final approval process. Since the InFoods® IBS product is a diagnostic-guided therapy, and not a drug, it has no drug type side effects which benefits patients.

Biomerica plans to hold an R&D day to discuss the full results in the next several months including the input and insights from key opinion leaders that were involved in the conduct of this trial. This will be part of a separate announcement.

About Biomerica (NASDAQ: BMRA)

Biomerica, Inc. (www.biomerica.com) is a global biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products used at the point of care (in home and in physicians' offices) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. The Company's products are designed to enhance the health and well-being of people, while reducing total healthcare costs. Biomerica’s primary focus is on gastrointestinal and inflammatory diseases where the Company has multiple diagnostic and therapeutic products in development.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Biomerica) contains statements that are forward-looking, such as statements relating to the efficacy of the Company’s InFoods IBS DGT, clinical trial designs, meetings with the FDA, FDA clearance of the Company’s InFoods IBS DGT product and commercialization of the Company’s InFoods IBS DGT product. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, including, without limitation: results of a final review the endpoint trial’s data, the Company’s ability to design and enroll patients in a pivotal trial for InFoods IBS DGT, delays in the anticipated timing of clinical trials, meeting with FDA, risks that the costs of a pivotal trial will exceed expectations, risks that a pivotal trial will not replicate the results of the Company’s endpoint clinical trial, risks associated with the unpredictability of the regulatory approval process and the Company’s ability to find a strategic partner to help commercialize its In Foods IBS DGT product. Accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Biomerica. Additionally, potential risks and uncertainties include, among others, fluctuations in the Company's operating results due to its business model and expansion plans, downturns in international and or national economies, the Company's ability to raise additional capital, the competitive environment in which the Company will be competing, and the Company's dependence on strategic relationships, and such other risks described in the Company’s Annual Report on Form 10-K and other reports the Company files with the Securities and Exchange Commission from time to time. The Company is under no obligation to update any forward-looking statements after the date of this release.

 Corporate Contact:

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IMS Investor Relations

203.972.9200

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1 Canavan et al. The epidemiology of irritable bowel syndrome Clin Epidemiol. 2014; 6: 71–80. doi: 10.2147/CLEP.S40245

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